UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 12, 2018
Date of Report (Date of earliest event reported)

RIOT BLOCKCHAIN, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401,
Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

(303) 794-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported, Riot Blockchain, Inc. (the "Company"), RiotX, Holdings, Inc. ("RiotX") and goNumerical Ltd. ("Coinsquare"), entered into a Software Licensing and Services Agreement (the "License Agreement"), in order to secure certain exclusive rights and technology to support the launch of a branded cryptocurrency exchange in the United States. As consideration for the License Agreement, Coinsquare was issued 450,000 shares of common stock of the Company, pursuant to a subscription agreement, by and among the Company and Coinsquare (the "Riot Subscription Agreement"),and was to be issued 549,390 shares of common stock of RiotX, pursuant to a subscription agreement, by and among RiotX and Coinsquare (the "RiotX Subscription Agreement"). The entry into these agreements was reported on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on or about September 7, 2018.

On September 12, 2018, Coinsquare alleged that the Company breached the License Agreement by failing to make an initial payment and disclosing confidential information. Coinsquare further stated in its letter that Coinsquare was confirming that the License Agreement was terminated. The Company responded disputing the allegations and, additionally, disputing Coinsquare's right to terminate, asserting that the Company was entitled to cure certain breaches, if such breaches had occurred, in accordance the License Agreement. The Company also asserted that Coinsquare's public disclosures were in breach of the License Agreement. The Company and Coinsquare then engaged in negotiations that resulted in a mutual agreement to terminate their relationship.

On September 17, 2018, the Company, RiotX and Coinsquare entered into a Termination and Release Agreement (the "Termination Agreement") to terminate in full the License Agreement, the Riot Subscription Agreement and the RiotX Subscription Agreement (the "Terminating Agreements"), effective September 13, 2018 (the "Effective Date"). Pursuant to the Termination Agreement, the parties agreed to release each other from all claims related to, involving or arising out of the Terminating Agreements. Under the terms of the Termination Agreement, Coinsquare will return to the Company the 450,000 shares of common stock of the Company that were issued pursuant to the Riot Subscription Agreement no later than seven business days after the Effective Date.

The Termination Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the foregoing description of the Termination Agreement is qualified by its entirety with reference to the entire agreement.

Item 9.01. (d)	Financial Statements and Exhibits.
10.1	Termination and Release Agreement, dated September 17, 2018, by and among Riot Blockchain, Inc., RiotX, Holdings, Inc. and goNumerical Ltd.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Rob Chang
Rob Chang
Chief Financial Officer

Date: September 18, 2018